Exhibit 99.1

Compass Diversified Reports Third Quarter 2023 Financial Results
Raises Full-Year Outlook Given Strong Third Quarter Performance
Westport, Conn., November 2, 2023 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended September 30, 2023.
“Our third quarter results were remarkably strong, driven by Lugano’s continued outperformance and the majority of our companies performing above expectations,” said Elias Sabo, CEO of Compass Diversified. “The consistent resilience of our results against a challenging economic backdrop reflects not only the diversification of our subsidiaries, but our ability to find strong businesses that produce above-trend growth. Given our strong performance, we remain confident that our diversified group of subsidiaries will continue to drive value for our shareholders in 2023 and beyond.”
Mr. Sabo continued: “As announced today, we have made the strategic decision to sell Marucci to Fox Factory Holding Corp. We purchased the business in 2020 for $200 million and after approximately $70 million in add-on acquisitions, have agreed to sell the brand for $572 million. Our ability to sell this business for a large premium in the current consumer discretionary market further underscores the strength of our brands, as well as our ability to drive uncorrelated market returns. Ultimately, this fuels our lower cost of capital, deepens our economic moat, and provides us the greater ability to increase shareholder returns.”
Third Quarter 2023 Financial Summary vs. Same Year-Ago Period (where applicable)
•Net sales down 1% and down 1% on a pro forma basis to $569.6 million.
•Branded consumer pro forma net sales up 2% to $388.3 million.
•Niche industrial net sales down 8% to $181.2 million.
•Net loss of $3.8 million vs. net income of $2.6 million primarily due to a $32.6 million non-cash impairment expense associated with the Company’s Velocity Outdoor subsidiary and higher interest expense.
•Loss from continuing operations of $5.0 million vs. $3.0 million.
•Adjusted Earnings, a non-GAAP financial measure, was $41.0 million vs. $41.6 million.
•Adjusted EBITDA, a non-GAAP financial measure, was up 13% to $103.9 million.
•Paid a third quarter 2023 cash distribution of $0.25 per share on CODI's common shares in October 2023.
Recent Business Highlights
•Today, CODI announced the sale of Marucci Sports to Fox Factory Holding Corp. (Nasdaq: FOXF) for an enterprise value of $572 million.
•On July 5, 2023, CODI announced that Mr. C. Sean Day retired from the Board of Directors (the “Board”) of Compass Group Diversified Holdings LLC, effective June 30, 2023. The Board elected Ms. Heidi Locke Simon to fill the vacancy resulting from Mr. Day’s departure from the Board. Ms. Locke Simon’s election became effective as of July 5, 2023.

•On July 17, 2023, The Sterno Group, a subsidiary of CODI and manufacturer and marketer of portable food warming systems, creative indoor and outdoor lighting, and home fragrance solutions for the foodservice industry and consumer markets, announced the appointment of Geoffrey Feil as CEO.
Third Quarter 2023 Financial Results
Net sales in the third quarter of 2023 were $569.6 million, down 1% compared to $575.8 million in the third quarter of 2022. Strong performance at Lugano and Marucci roughly offset lower sales at BOA due to inventory destocking in the footwear industry and lower sales at Velocity Outdoor in the third quarter of 2023. On a pro forma basis, assuming CODI had acquired PrimaLoft on January 1, 2022, net sales were down 1% in the third quarter of 2023 as compared to the prior year.
Branded consumer net sales, pro forma for the PrimaLoft acquisition, increased 2% in the third quarter of 2023 to $388.3 million compared to the third quarter of 2022. Niche industrial net sales decreased 8% in the third quarter of 2023 to $181.2 million compared to the third quarter of 2022.
Operating income for the third quarter of 2023 was $28.4 million compared to $43.8 million in the third quarter of 2022. The decline was due primarily to a $32.6 million non-cash impairment expense associated with the Company’s Velocity Outdoor subsidiary in the third quarter of 2023. Net loss in the third quarter of 2023 was $3.8 million compared to net income of $2.6 million in the third quarter of 2022. Net loss from continuing operations in the third quarter of 2023 was $5.0 million compared to $3.0 million in the third quarter of 2022. The increases in net loss and net loss from continuing operations are due to the non-cash impairment expense, as well as higher interest expense.
Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the third quarter of 2023 was $41.0 million compared to $41.6 million a year ago. CODI's weighted average number of shares outstanding in the third quarter of 2023 was 71.88 million compared to 71.91 million in the prior year third quarter.
Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) in the third quarter of 2023 was $103.9 million, up 13% compared to $91.9 million in the third quarter of 2022. The increase was primarily due to strong results at Lugano, Marucci, Sterno and Altor. The Company no longer adds back management fees in its calculation of Adjusted EBITDA. Management fees incurred during the third quarter of 2023 were $18.6 million.
Liquidity and Capital Resources
As of September 30, 2023, CODI had approximately $64.7 million in cash and cash equivalents, $112.0 million outstanding on its revolver, $387.5 million outstanding in term loans, $1.0 billion outstanding in 5.250% Senior Notes due 2029 and $300.0 million outstanding in 5.000% Senior Notes due 2032.
As of September 30, 2023, the Company had no significant debt maturities until 2027 and had net borrowing availability of approximately $486 million under its revolving credit facility.
Third Quarter 2023 Distributions
On October 3, 2023, CODI’s Board declared a third quarter distribution of $0.25 per share on the Company's common shares. The cash distribution was paid on October 26, 2023, to all holders of record of common shares as of October 19, 2023.
The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, July 30, 2023, up to, but excluding, October 30, 2023. The distribution for such period was payable on October 30, 2023, to all holders of record of Series A Preferred Shares as of October 15, 2023.

The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, July 30, 2023, up to, but excluding, October 30, 2023. The distribution for such period was payable on October 30, 2023, to all holders of record of Series B Preferred Shares as of October 15, 2023.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, July 30, 2023, up to, but excluding, October 30, 2023. The distribution for such period was payable on October 30, 2023, to all holders of record of Series C Preferred Shares as of October 15, 2023.
2023 Outlook
As a result of CODI’s strong financial performance in the third quarter, the Company is raising its Adjusted EBITDA and Adjusted Earnings outlook (see “Note Regarding Use of Non-GAAP Financial Measures” below). For the full year 2023, CODI now expects consolidated subsidiary Adjusted EBITDA of between $450 million and $465 million. This estimate is based on the summation of the Company’s expectations for its current subsidiaries in 2023, including Marucci, and is absent additional acquisitions or divestitures, and excludes corporate expenses such as interest expense, management fees paid by CODI and corporate overhead. For the full year 2023, including Marucci, CODI now expects to earn between $130 million and $140 million in Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below).
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, CODI has not reconciled 2023 Adjusted EBITDA or 2023 Adjusted Earnings to their comparable GAAP measure because it does not provide guidance on Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, CODI is unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call
Management will host a conference call on Thursday, November 2, 2023, at 5:00 p.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (888) 259-6580 and the dial-in number for international callers is (416) 764-8624. The Conference ID is 90701822. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of CODI's website. An online replay of the webcast will be available on the same website following the call. Please allow extra time prior to the call to visit the site and download any necessary software that may be needed to listen to the Internet broadcast. A replay of the call will be available through Thursday, November 9, 2023. To access the replay, please dial (877) 674-7070 in the U.S. and (416) 764-8692 outside the U.S.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Earnings are non-GAAP measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Income (Loss) from Continuing Operations and Adjusted Earnings to Net Income (Loss) on the attached schedules. We consider Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted Earnings. We believe that Adjusted EBITDA and Adjusted Earnings provides useful information to investors and reflect important financial measures as each excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss) and Income (Loss) from Continuing Operations, Adjusted Earnings and Adjusted EBITDA, respectively, are each limited in that they do not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. The presentation of Adjusted Earnings provides insight into our operating results and provides a measure for evaluating earnings from continuing operations available to common shareholders. We believe Adjusted EBITDA and Adjusted Earnings are also useful in measuring our ability to service debt and other payment obligations.
Pro forma net sales is defined as net sales including the historical net sales relating to the pre-acquisition periods of PrimaLoft, assuming that the Company acquired PrimaLoft on January 1, 2022. We have reconciled pro forma net sales to net sales, the most directly comparable GAAP financial measure, on the attached schedules. We believe that pro forma net sales is useful information for investors as it provides a better understanding of sales performance, and relative changes thereto, on a comparable basis. Pro forma net sales is not necessarily indicative of what the actual results would have been if the acquisition had in fact occurred on the date or for the periods indicated nor does it purport to project net sales for any future periods or as of any date.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled 2023 Adjusted EBITDA or 2023 Adjusted Earnings to their comparable GAAP measures because we do not provide guidance on Net Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Adjusted EBITDA, Adjusted Earnings and pro forma net sales are not meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.
About Compass Diversified
Since its founding in 1998, and IPO in 2006, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.
Forward Looking Statements
Certain statements in this press release may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to our future performance or liquidity, such as expectations regarding our results of operations and financial condition, our 2023 Adjusted EBITDA, our 2023 Adjusted Earnings, our pending divestiture of Marucci, and other statements with regard to the future performance of CODI. We may use words such as “plans,” “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment, including changes in inflation and interest rates; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities; environmental risks affecting the business or operations of our subsidiaries; disruption in the global supply chain, labor shortages and high labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we may make; the ability to successfully complete divestitures (including the divestiture of Marucci) when we’ve executed divestitures agreements; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Investor Relations:	Media Contact:

Compass Diversified	The IGB Group
irinquiry@CompassDiversified.com	Leon Berman
212.477.8438
lberman@igbir.com

Cody Slach
Gateway Group
949.574.3860
CODI@gateway-grp.com

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
(in thousands)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$64,737	$57,880
Accounts receivable, net	349,839	331,396
Inventories, net	801,887	728,083
Prepaid expenses and other current assets	98,974	74,700
Current assets of discontinued operations	—	18,126
Total current assets	1,315,437	1,210,185
Property, plant and equipment, net	203,512	198,525
Goodwill	1,041,469	1,066,726
Intangible assets, net	1,069,995	1,127,936
Other non-current assets	180,399	166,412
Non-current assets of discontinued operations	—	79,847
Total assets	$3,810,812	$3,849,631

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$291,294	$286,643
Due to related party	17,230	15,495
Current portion, long-term debt	10,000	10,000
Other current liabilities	35,797	36,545
Current liabilities of discontinued operations	—	11,148
Total current liabilities	354,321	359,831
Deferred income taxes	133,118	145,643
Long-term debt	1,775,776	1,824,468
Other non-current liabilities	157,850	141,535
Non-current liabilities of discontinued operations	—	16,192
Total liabilities	2,421,065	2,487,669
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,139,578	1,136,920
Noncontrolling interest	250,169	223,509
Noncontrolling interest of discontinued operations	—	1,533
Total stockholders' equity	1,389,747	1,361,962
Total liabilities and stockholders’ equity	$3,810,812	$3,849,631

Compass Diversified Holdings
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Net sales	$569,565	$575,819	$1,635,952	$1,601,929
Cost of sales	315,347	346,260	907,013	959,798
Gross profit	254,218	229,559	728,939	642,131
Operating expenses:
Selling, general and administrative expense	147,962	144,040	442,345	390,336
Management fees	18,596	16,592	51,911	45,929
Amortization expense	26,657	25,152	79,708	67,178
Impairment expense	32,568	—	32,568	—
Operating income	28,435	43,775	122,407	138,688
Other income (expense):
Interest expense, net	(27,560)	(22,799)	(80,355)	(57,737)
Amortization of debt issuance costs	(1,005)	(1,004)	(3,034)	(2,735)
Loss on debt extinguishment	—	(534)	—	(534)
Other income (expense), net	1,043	(1,917)	2,069	856
Net income from continuing operations before income taxes	913	17,521	41,087	78,538
Provision for income taxes	5,947	20,493	20,227	36,601
Income (loss) from continuing operations	(5,034)	(2,972)	20,860	41,937
Income (loss) from discontinued operations, net of income tax	—	4,078	(1,391)	14,452
Gain on sale of discontinued operations	1,274	1,479	103,495	6,893
Net income (loss)	(3,760)	2,585	122,964	63,282
Less: Net income from continuing operations attributable to noncontrolling interest	6,394	3,675	14,892	12,247
Less: Net income (loss) from discontinued operations attributable to noncontrolling interest	—	684	(777)	2,680
Net income (loss) attributable to Holdings	$(10,154)	$(1,774)	$108,849	$48,355

Amounts attributable to Holdings
Income (loss) from continuing operations	$(11,428)	$(6,647)	$5,968	$29,690
Income (loss) from discontinued operations	—	3,394	(614)	11,772
Gain on sale of discontinued operations, net of income tax	1,274	1,479	103,495	6,893
Net income (loss) attributable to Holdings	$(10,154)	$(1,774)	$108,849	$48,355

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.35)	$(0.27)	$(0.74)	$(0.04)
Discontinued operations	0.02	0.06	1.43	0.24
	$(0.33)	$(0.21)	$0.69	$0.20

Basic weighted average number of common shares outstanding	71,881	71,910	71,996	70,514

Cash distributions declared per Trust common share	$0.25	$0.25	$0.75	$0.75

Compass Diversified Holdings
Net Income (Loss) to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net income (loss)	$(3,760)	$2,585	$122,964	$63,282
Income (loss) from discontinued operations, net of tax	—	1,479	(1,391)	6,893
Gain on sale of discontinued operations, net of tax	1,274	4,078	103,495	14,452
Income (loss) from continuing operations	$(5,034)	$(2,972)	$20,860	$41,937
Less: income from continuing operations attributable to noncontrolling interest	6,394	3,675	14,892	12,247
Net income (loss) attributable to Holdings - continuing operations	$(11,428)	$(6,647)	$5,968	$29,690
Adjustments:
Distributions paid - preferred shares	(6,045)	(6,045)	(18,136)	(18,136)
Amortization expense - intangibles and inventory step up	26,658	26,241	80,843	72,078
Impairment expense	32,568	—	32,568	—
Tax effect - impairment expense	(4,308)	—	(4,308)	—
Loss on debt extinguishment	—	534	—	534
Stock compensation	3,174	3,118	8,885	8,479
Acquisition expenses	28	5,902	392	6,118
Integration services fee	—	1,626	2,375	2,751
Held for sale corporate tax impact	—	16,457	—	12,119
Other	349	434	1,129	3,263
Adjusted Earnings	$40,996	$41,620	$109,716	$116,896
Plus (less):
Depreciation expense	12,690	10,776	37,264	31,058
Income tax provision	5,947	20,493	20,227	36,601
Held for sale corporate tax impact	—	(16,457)	—	(12,119)
Interest expense	27,560	22,799	80,355	57,737
Amortization of debt issuance costs	1,005	1,004	3,034	2,735
Tax effect - impairment expense	4,308	—	4,308	—
Income from continuing operations attributable to noncontrolling interest	6,394	3,675	14,892	12,247
Distributions paid - preferred shares	6,045	6,045	18,136	18,136
Other (income) expense	(1,043)	1,917	(2,069)	(856)
Adjusted EBITDA	$103,902	$91,872	$285,863	$262,435

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended September 30, 2023
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	Marucci Sports	PrimaLoft	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(11,506)	$5,834	$4,257	$(261)	$14,584	$6,706	$(4,893)	$(28,881)	$5,042	$2,103	$1,981	$(5,034)
Adjusted for:
Provision (benefit) for income taxes	—	1,920	865	(620)	4,210	2,110	(2,566)	(2,951)	1,460	876	643	5,947
Interest expense, net	27,524	(2)	(4)	—	—	1	(3)	38	—	6	—	27,560
Intercompany interest	(36,908)	5,477	1,571	2,144	8,930	2,200	4,635	3,633	2,549	1,706	4,063	—
Loss on debt extinguishment	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	335	6,573	5,930	2,033	2,081	3,443	5,361	3,272	4,215	2,126	4,984	40,353
EBITDA	(20,555)	19,802	12,619	3,296	29,805	14,460	2,534	(24,889)	13,266	6,817	11,671	68,826
Other (income) expense	2	98	(63)	—	71	—	(9)	(425)	(362)	8	(363)	(1,043)
Non-controlling shareholder compensation	—	258	736	312	472	424	262	228	234	8	240	3,174
Impairment expense	—	—	—	—	—	—	—	32,568	—	—	—	32,568
Acquisition expenses	—	—	—	—	—	28	—	—	—	—	—	28
Other	—	—	—	—	—	—	—	—	—	—	349	349
Adjusted EBITDA	$(20,553)	$20,158	$13,292	$3,608	$30,348	$14,912	$2,787	$7,482	$13,138	$6,833	$11,897	$103,902

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended September 30, 2022
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	Marucci Sports	PrimaLoft	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(31,602)	$5,905	$8,935	$(759)	$8,095	$4,230	$(8,492)	$4,679	$2,765	$3,475	$(203)	$(2,972)
Adjusted for:
Provision (benefit) for income taxes	16,457	1,906	1,776	(410)	1,166	1,609	(3,570)	1,416	805	537	(1,199)	20,493
Interest expense, net	22,725	2	(7)	—	3	3	(4)	70	—	7	—	22,799
Intercompany interest	(27,141)	3,503	1,808	1,737	3,263	1,812	3,251	2,997	2,821	1,402	4,547	—
Loss on debt extinguishment	534	—	—	—	—	—	—	—	—	—	—	534
Depreciation and amortization	315	5,766	5,577	2,033	3,083	2,504	4,194	3,420	4,124	1,936	5,069	38,021
EBITDA	(18,712)	17,082	18,089	2,601	15,610	10,158	(4,621)	12,582	10,515	7,357	8,214	78,875
Other (income) expense	(72)	709	403	—	—	(1)	260	971	110	—	(463)	1,917
Non-controlling shareholder compensation	—	381	621	362	356	538	—	240	375	13	232	3,118
Acquisition expenses	—	—	—	—	—	—	5,680	222	—	—	—	5,902
Integration services fee	—	—	—	—	563	—	1,063	—	—	—	—	1,626
Other	—	—	—	—	—	—	—	—	—	—	434	434
Adjusted EBITDA	$(18,784)	$18,172	$19,113	$2,963	$16,529	$10,695	$2,382	$14,015	$11,000	$7,370	$8,417	$91,872

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Nine Months Ended September 30, 2023
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	Marucci Sports	PrimaLoft	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(33,858)	$11,850	$15,151	$(1,114)	$31,468	$16,125	$(5,500)	$(36,862)	$12,244	$6,911	$4,445	$20,860
Adjusted for:
Provision (benefit) for income taxes	—	3,990	2,224	(1,272)	10,295	5,150	(3,125)	(5,905)	4,094	3,264	1,512	20,227
Interest expense, net	80,122	(4)	(9)	—	4	3	(9)	232	—	16	—	80,355
Intercompany interest	(106,361)	15,698	5,032	6,484	22,660	6,928	13,343	10,070	8,183	5,078	12,885	—
Depreciation and amortization	929	19,866	17,436	6,112	6,971	9,898	16,084	10,023	12,558	6,248	15,016	121,141
EBITDA	(59,168)	51,400	39,834	10,210	71,398	38,104	20,793	(22,442)	37,079	21,517	33,858	242,583
Other (income) expense	(126)	(103)	117	29	(5)	29	130	(1,179)	201	(1)	(1,161)	(2,069)
Non-controlling shareholder compensation	—	988	2,069	936	1,312	1,287	219	686	800	26	562	8,885
Impairment expense	—	—	—	—	—	—	—	32,568	—	—	—	32,568
Acquisition expenses	—	—	—	—	—	392	—	—	—	—	—	392
Integration services fee	—	—	—	—	—	—	2,375	—	—	—	—	2,375
Other	—	—	—	—	—	—	—	—	—	—	1,129	1,129
Adjusted EBITDA	$(59,294)	$52,285	$42,020	$11,175	$72,705	$39,812	$23,517	$9,633	$38,080	$21,542	$34,388	$285,863

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Nine Months Ended September 30, 2022
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	Marucci Sports	PrimaLoft	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(56,373)	$15,540	$37,122	$(634)	$21,871	$8,374	$(8,492)	$7,826	$7,149	$7,217	$2,337	$41,937
Adjusted for:
Provision (benefit) for income taxes	12,119	4,999	6,819	432	5,863	2,821	(3,570)	2,372	2,907	2,768	(929)	36,601
Interest expense, net	57,559	12	(19)	2	12	13	(4)	142	—	20	—	57,737
Intercompany interest	(66,876)	9,501	5,634	4,000	7,841	4,649	3,251	6,987	7,844	3,947	13,222	—
Loss on debt extinguishment	534	—	—	—	—	—	—	—	—	—	—	534
Depreciation and amortization	952	16,804	16,345	6,061	8,385	9,558	4,194	9,981	12,254	6,065	15,272	105,871
EBITDA	(52,085)	46,856	65,901	9,861	43,972	25,415	(4,621)	27,308	30,154	20,017	29,902	242,680
Other (income) expense	(72)	93	498	4	2	(1,829)	260	1,154	219	—	(1,185)	(856)
Non-controlling shareholder compensation	—	1,210	1,889	1,154	800	1,089	—	742	910	38	647	8,479
Acquisition expenses	—	—	—	—	—	—	5,680	222	216	—	—	6,118
Integration services fee	—	—	—	—	1,688	—	1,063	—	—	—	—	2,751
Other	—	—	—	250	—	1,802	—	—	—	—	1,211	3,263
Adjusted EBITDA	$(52,157)	$48,159	$68,288	$11,269	$46,462	$26,477	$2,382	$29,426	$31,499	$20,055	$30,575	$262,435

Compass Diversified Holdings
Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Branded Consumer
5.11	$20,158	$18,172	$52,285	$48,159
BOA	13,292	19,113	42,020	68,288
Ergobaby	3,608	2,963	11,175	11,269
Lugano	30,348	16,529	72,705	46,462
Marucci Sports	14,912	10,695	39,812	26,477
PrimaLoft (1)	2,787	2,382	23,517	2,382
Velocity Outdoor	7,482	14,015	9,633	29,426
Total Branded Consumer	$92,587	$83,869	$251,147	$232,463

Niche Industrial
Altor Solutions	13,138	11,000	38,080	31,499
Arnold Magnetics	6,833	7,370	21,542	20,055
Sterno	11,897	8,417	34,388	30,575
Total Niche Industrial	$31,868	$26,787	$94,010	$82,129
Corporate expense	(20,553)	(18,784)	(59,294)	(52,157)
Total Adjusted EBITDA	$103,902	$91,872	$285,863	$262,435

(1)	The above results for PrimaLoft do not include management's estimate of Adjusted EBITDA, before the Company's ownership, of $1.4 million and $24.8 million, respectively, for the three and nine months ended September 30, 2022. PrimaLoft was acquired on July 12, 2022.

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Net Sales	$569,565	$575,819	$1,635,952	$1,601,929
Acquisitions (1)	—	2,319	—	55,185
Pro Forma Net Sales	$569,565	$578,138	$1,635,952	$1,657,114
(1) Acquisitions reflects the net sales for PrimaLoft on a pro forma basis as if the Company had acquired PrimaLoft on January 1, 2022.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Branded Consumer
5.11	$135,213	$126,537	$385,695	$350,608
BOA	37,281	50,019	113,390	166,215
Ergobaby	23,218	21,540	71,785	68,256
Lugano	78,735	51,145	203,571	137,229
Marucci Sports	48,500	42,753	144,065	122,481
PrimaLoft (1)	10,930	13,031	57,619	65,897
Velocity Outdoor	54,469	75,482	126,348	180,774
Total Branded Consumer	$388,346	$380,507	$1,102,473	$1,091,460

Niche Industrial
Altor Solutions	59,215	69,618	181,613	199,590
Arnold Magnetics	41,819	39,377	122,047	116,319
Sterno	80,185	88,636	229,819	249,745
Total Niche Industrial	$181,219	$197,631	$533,479	$565,654

Total Subsidiary Net Sales	$569,565	$578,138	$1,635,952	$1,657,114
(1) Net sales for PrimaLoft are pro forma as if the Company had acquired this business on January 1, 2022.

Compass Diversified Holdings
Condensed Consolidated Cash Flows
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Net cash provided by (used in) operating activities	$19,713	$(4,586)	$56,952	$(39,923)
Net cash provided by (used in) investing activities	(13,538)	(576,713)	104,291	(598,951)
Net cash provided by (used in) financing activities	(8,308)	538,531	(157,927)	542,128
Foreign currency impact on cash	(484)	(1,603)	150	(2,735)
Net increase (decrease) in cash and cash equivalents	(2,617)	(44,371)	3,466	(99,481)
Cash and cash equivalents - beginning of the period(1)	67,354	105,623	61,271	160,733
Cash and cash equivalents - end of the period(2)	$64,737	$61,252	$64,737	$61,252

(1) Includes cash from discontinued operations of $3.4 million at January 1, 2023 and $3.6 million at January 1, 2022.
(2) Includes cash from discontinued operations of $3.7 million at September 30, 2022.

Compass Diversified Holding
Selected Financial Data - Cash Flows
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Changes in operating assets and liabilities	$(48,685)	$(62,803)	$(113,882)	$(221,998)
Purchases of property and equipment	$(12,108)	$(15,036)	$(43,648)	$(39,471)
Distributions paid - common shares	$(17,974)	$(17,931)	$(54,012)	$(52,794)
Distributions paid - preferred shares	$(6,045)	$(6,045)	$(18,136)	$(18,136)